UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

VIVUS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 East Evelyn Avenue
Mountain View, CA		94041
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 934-5200

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 18, 2013, VIVUS, Inc. (the “Company”) entered into an agreement by and between First Manhattan Co. (“First Manhattan”) and the Company (the “Settlement Agreement”) terminating the pending proxy contest with respect to the election of directors to the Company’s board of directors (the “Board”) at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”).

Pursuant to the Settlement Agreement, the Company has agreed, among other things, (i) to amend the Company’s Amended & Restated Bylaws, as amended (the “Bylaws”), to increase the size of the Board to comprise a total of 11 members, (ii) to reconstitute the Board as of 9:00 a.m. on Friday, July 19, 2013, with the following individuals: Michael James Astrue, J. Martin Carroll, Samuel F. Colin, M.D., Alexander J. Denner, Ph.D., Johannes J.P. Kastelein, Mark B. Logan, David York Norton, Jorge Plutzky, M.D., Herman Rosenman and Robert N. Wilson, and (iii) to amend the Bylaws to authorize the Board to adjourn the Annual Meeting.  In connection therewith, each of Charles J. Casamento (“Mr. Casamento”), Ernest Mario, Ph.D. (“Dr. Mario”), Linda M. Dairiki Shortliffe, M.D. (“Dr. Shortliffe”), Peter Y. Tam (“Mr. Tam”) and Leland F. Wilson (Mr. L. Wilson, and together with Mr. Casamento, Dr. Mario, Dr. Shortliffe and Mr. Tam, collectively, the “Resigning Directors”) resigned as directors of the Company effective as of 9:00 a.m. on Friday, July 19, 2013.

Also in connection with the Settlement Agreement, Mr. L. Wilson resigned as Chief Executive Officer of the Company effective as of 9:00 a.m. on Friday, July 19, 2013.  In his place, on July 19, 2013, the reconstituted Board intends to propose the appointment of Anthony P. Zook to serve as Chief Executive Officer.  Upon such appointment, Mr. Zook will also be appointed to the Board as the eleventh director on the reconstituted Board.  In connection with the expected appointment of Mr. Zook as the Company’s Chief Executive Officer, Mr. L. Wilson has agreed in principle to serve as an advisor to Mr. Zook, subject to the Company and Mr. L. Wilson agreeing on terms for such advisory role.

The Settlement Agreement provides that the Annual Meeting will be adjourned to August 14, 2013, and the Company will issue and mail to the Company’s stockholders a supplement to its definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June 3, 2013.  Such supplement will state, among other things, that the Board is nominating the members of the reconstituted Board for election in lieu of its previously proposed slate, and that each of the Board and First Manhattan recommends that the Company’s stockholders vote in favor of the election of each of the members of the reconstituted Board.  First Manhattan has also agreed (i) to cease, and cause its affiliates to cease, any and all solicitation efforts in connection with the Annual Meeting, (ii) not to vote, deliver or otherwise use any proxies that it may have received through July 18, 2013 in connection with its proxy solicitation and (iii) to cause all shares of the Company’s common stock which it is entitled to vote at the Annual Meeting to be present, in person or by proxy, at the Annual Meeting and to vote all such shares of common stock in favor of the election of each of the members of the reconstituted Board.

First Manhattan has agreed that, on or before 10:00 a.m. Eastern Daylight Time on Monday, July 22, 2013, it will dismiss, with prejudice, the action it brought against the Company in the Delaware Court of Chancery.

In addition, the Company and First Manhattan have agreed:

•                  that, other than as a result of the actions required by the Settlement Agreement, the Company will not take any action to accelerate the vesting of any equity compensation or accelerate the payment of any other compensation of any director, officer or employee not otherwise entitled to such acceleration, including under Mr. L. Wilson’s employment agreement or certain of the Company’s severance agreements;

•                  that, subject to reasonable and customary compensation arrangements to be negotiated by the parties, Mr. L. Wilson and Mr. Tam agree to cooperate with the Company at its reasonable request and expense in connection with the prosecution of the patent utilized by the Company and of which they are inventors, including by providing such technical support as the Company may reasonably request;

•                  that the change in the Board’s composition will result in a “Change of Control” as such term is defined in Mr. L. Wilson’s employment agreement and the severance agreements between the Company and each of the following executive officers of the Company: Mr. Tam, Timothy E. Morris, Michael P. Miller, Guy P. Marsh, Wesley W. Day, Ph.D., John L. Slebir, Charles Bowden, M.D., Calvin Theodore Broman, Michael Chen, Robert Janosky, Lee B. Perry, Craig Peterson, Jean-Luc Pilon, Barbara Troupin, M.D., and Santosh Varghese, M.D.; and

•                  that the termination of Mr. L. Wilson’s employment in accordance with the Settlement Agreement will be deemed, and treated in all respects as, a termination without cause under Mr. L. Wilson’s employment agreement.

Also in connection with the Settlement Agreement, subject to certain exceptions, (i) First Manhattan agreed that it will not, and will not solicit, cause or encourage others to, make any public comments or statements regarding the Company’s current or former directors who are signatories to the Settlement Agreement (including the Resigning Directors), which are derogatory or detrimental to, or which disparage, any of the Company’s current or former directors who are signatories to the Settlement Agreement (including the Resigning Directors) and that in any manner relate to the Company, the proxy contest or conduct related thereto, and (ii) the Company’s current and former directors who are signatories to the Settlement Agreement (including the Resigning Directors) agreed that none of them will, and will not solicit, cause or encourage others to, make any public comments or statements regarding First Manhattan or any of its partners, officers, directors or employees, which are derogatory or detrimental to, or which disparage, any of them and that in any manner relate to the Company, the proxy contest or conduct related thereto.

First Manhattan has agreed to release and discharge all of the Company’s current directors that are signatories to the Settlement Agreement (including the Resigning Directors that are signatories to the Settlement Agreement) and former directors from all claims, actions, causes of actions, whether known, unknown, past, present or future that First Manhattan ever had or may have against such current and former directors (including the Resigning Directors) of any type or in any capacity that are based upon facts that have occurred from the beginning of time through and including July 18, 2013, provided that such release does not include claims to enforce the current directors’ obligations under the Settlement Agreement.  The Company’s current directors (including the Resigning Directors) have agreed to release and discharge First Manhattan from all claims, actions, causes of actions, whether known, unknown, past, present or future that such current directors ever had or may have against First Manhattan of any type or in any capacity that are based upon facts that have occurred from the beginning of time through and including July 18, 2013, provided that such release does not include claims to enforce First Manhattan’s obligations under the Settlement Agreement.

In connection with the Settlement Agreement, the Board has authorized the reimbursement to First Manhattan of the reasonable and documented out-of-pocket expenses incurred by First Manhattan in connection with its proxy solicitation.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated by reference hereto.

On July 18, 2013, the Company issued a press release announcing the signing of the Settlement Agreement.  A copy of the press released is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Agreement, dated as of July 18, 2013, by and between First Manhattan Co. and VIVUS, Inc.

99.1	Press Release dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

Date: July 19, 2013	By:	/s/ John L. Slebir
John L. Slebir
Vice President, Business Development, and General Counsel